Home Equity Loan-Backed Term Notes, GMACM Series 2000-2, Class A-1
                             Payment Date 07/25/2000


Servicing Certificate

Beginning Pool Balance                                              335,441,282.78
Ending Pool Balance                                                 334,285,125.77
Principal Collections                                                13,855,036.73
Principal Draws                                                      12,698,879.72
Net Principal Collections                                             1,156,157.01

Current Month Repurchases
                                                                                 -
Current Month Repurchases - Due to Delinquency
                                                                                 -
Mortgage Loan Principal balance current period                      334,285,125.77
Interest earned on Pre-Funding Account                                   40,016.51
Interest earned on Funding Account                                               -
Interest Collections                                                  2,142,707.54
Excess Spread                                                                 0.00

Active Loan Count                                                           12,810

Net Loan Rate                                                             8.88634%
Substitution Adjustment Amount                                                0.00

Note Rate                                                                  6.8938%

Term Notes                                                         Amount               Factor

Beginning Balance                                                   451,475,000.00         1.0000000
Ending Balance                                                      451,475,000.00         1.0000000
Principal                                                                     0.00         0.0000000
Interest                                                              2,247,812.51       124.4704862
Interest Shortfall                                                            0.00         0.0000000
Security Percentage                                                        100.00%

Variable Funding Notes                                             Amount
Beginning Balance                                                             0.00
Ending Balance                                                                0.00
Principal                                                                     0.00
Interest                                                                      0.00
Interest Shortfall                                                            0.00
Security Percentage                                                          0.00%

Certificates                                                                  0.00


Funding Account Balance                                         Total Amount

Beginning Balance                                                             0.00
Prior Month Principal Collections deposit                                     0.00
Prior Month Overcollateralization deposit                                     0.00
Withdraw for Prior month interest earned                                      0.00
Interest Earned on Funding Account                                            0.00
Additional Balances/Subsequent Loan Transfer                                  0.00



             Total Ending Balance as of Collection Period                     0.00


Total Funding Account Deposit (including Net Principal                1,156,157.01
and Over-Collateralization)
Current Month Net Principal Collections                               1,156,157.01
Current Month Subsequent Transfer Loan Acquired                               0.00
Additional Balances Acquired                                                  0.00

Pre-Funding Account Balance
Beginning Balance                                                   116,033,717.22
Interest Earned on Prefunding Account                                    40,016.51
Prior Month Interest Earned transferred to Capitalized                        0.00
Interest Account
Current Month Subsequent Transfer Loan Acquired                               0.00
                                     Total Ending Balance           116,073,733.73

Capitalized Interest Account Balance

Beginning Balance                                                     1,063,624.05
Interest Earned                                                             183.59
Prior Month Interest Earned on Pre-Funding Account                            0.00
Amount transferred to Norwest                                                 0.00
                                     Total Ending Balance             1,063,807.64

Beginning Overcollateralization Amount                                        0.00
Overcollateralization Amount Increase (Decrease)                              0.00
Outstanding Overcollaterization Amount
                                                                                 -
Target Amount                                                         7,900,812.50

Credit Enhancement Draw Amount                                                0.00
Unreimbursed Prior Draws                                                      0.00

Has a Rapid Amortization Event Occurred?                                        No
Has a Managed Amortization Event Occurred?                                      No
Has a Servicing Default Occurred ?                                              No

                                                                                       Number           Percent
                                                                           Balance     of Loans         of Balance

Delinquent Loans (30 Days)                                            1,003,571.77        42              0.30%
Delinquent Loans (60 Days)                                                    0.00         0              0.00%
Delinquent Loans (90+ Days) (1)                                               0.00         0              0.00%
Foreclosed Loans                                                              0.00         0              0.00%
REO                                                                           0.00         0              0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                         Percent
                                                           Liquidation To-Date                          of Balance
Beginning Loss Amount                                                         0.00
Current Month Loss Amount                                                     0.00                        0.00%
Ending Loss Amount                                                            0.00




       Home Equity Loan-Backed Term Notes, GMACM Series 2000-2, Class A-2
                             Payment Date 07/25/2000



Servicing Certificate

Beginning Pool Balance                                             51,915,221.94
Ending Pool Balance                                                50,368,580.79
Principal Collections                                               3,677,621.27
Principal Draws                                                     2,130,980.12
Net Principal Collections                                           1,546,641.15

Current Month Repurchases                                                   -
Current Month Repurchases - Due to Delinquency                              -

Mortgage Loan Principal balance current period                     50,368,580.79

Interest earned on Pre-Funding Account                                  4,510.60
Interest earned on Funding Account
                                                                            -
Interest Collections                                                  316,707.88
Excess Spread                                                               0.00

Active Loan Count                                                         786

Net Loan Rate                                                        8.37469%
Substitution Adjustment Amount                                           0.00

Note Rate                                                             6.9638%

Term Notes                                                         Amount               Factor

Beginning Balance                                               65,000,000.00         1.0000000
Ending Balance                                                  65,000,000.00         1.0000000
Principal                                                                0.00         0.0000000
Interest                                                           326,909.38         125.7343769
Interest Shortfall                                                       0.00         0.0000000
Security Percentage                                                   100.00%

Variable Funding Notes                                        Amount
Beginning Balance                                                        0.00
Ending Balance                                                           0.00
Principal                                                                0.00
Interest                                                                 0.00
Interest Shortfall                                                       0.00
Security Percentage                                                      0.00%
Certificates                                                             0.00


Funding Account Balance                                    Total Amount
Beginning Balance                                                        0.00
Prior Month Principal Collections deposit                                0.00
Prior Month Overcollateralization deposit                                0.00
Withdraw for Prior month interest earned                                 0.00
Interest Earned on Funding Account                                       0.00
Additional Balances/Subsequent Loan Transfer                             0.00

         Total Ending Balance as of Collection Period                    0.00


Total Funding Account Deposit (including Net                     1,546,641.15 (Update)
Principal and Over-Collateralization)
Current Month Net Principal Collections                          1,546,641.15
Current Month Subsequent Transfer Loan Acquired                          0.00
Additional Balances Acquired                                             0.00


Pre-Funding Account Balance
Beginning Balance                                               13,084,778.06
Interest Earned on Prefunding Account                                4,510.60
Prior Month Interest Earned transferred to                               0.00
Capitalized Interest Account
Current Month Subsequent Transfer Loan Acquired                          0.00

                                 Total Ending Balance           13,089,288.66

Capitalized Interest Account Balance
Beginning Balance                                                  119,889.97
Interest Earned                                                         20.69
Prior Month Interest Earned on Pre-Funding Account                       0.00
Amount transferred to Norwest                                            0.00

                                 Total Ending Balance              119,910.66

Beginning Overcollateralization Amount                                   0.00
Overcollateralization Amount Increase (Decrease)                         0.00
Outstanding Overcollaterization Amount                                      -
Target Amount                                                    1,137,500.00

Credit Enhancement Draw Amount                                           0.00
Unreimbursed Prior Draws                                                 0.00

Has a Rapid Amortization Event Occurred?                                   No

Has a Managed Amortization Event Occurred?                                 No

Has a Servicing Default Occurred ?                                         No

                                                                                   Number               Percent
                                                                      Balance     of Loans             of Balance
Delinquent Loans (30 Days)                                                            2                  0.43%
                                                                      215,053.89
Delinquent Loans (60 Days)                                                            0                  0.00%
                                                                            -
Delinquent Loans (90+ Days) (1)                                          0.00         0                  0.00%
Foreclosed Loans                                                         0.00         0                  0.00%
REO                                                                      0.00         0                  0.00%

(1) 90+ Figures Include Foreclosures and REO

                                                                                                        Percent
                                                       Liquidation To-Date                             of Balance
Beginning Loss Amount                                                    0.00
Current Month Loss Amount                                                0.00                            0.00%
Ending Loss Amount                                                       0.00
